UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 9, 2021
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNWK	The NASDAQ Stock Market
Preferred Share Purchase Rights	RNWK	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
On February 9, 2021, RealNetworks, Inc. (the “Company”) and one of its wholly owned subsidiaries entered into the Fifth Amendment to Loan and Security Agreement (the “Amendment”) with Western Alliance Bank (the “Bank”). This Amendment, along with prior amendments, modifies the Loan and Security Agreement (the “Loan Agreement”) that was entered into on August 1, 2019, by and among RealNetworks, Inc., Rhapsody International Inc. (“Napster”), which was then a majority-owned subsidiary of the Company, and RealNetworks Digital Music of California, Inc., a wholly owned subsidiary of the Company, and the Bank. Following the sale of Napster to a third party in December 2020, the Loan Agreement, as amended, removes Napster as a borrower under the loan facility and extends the maturity date to August 1, 2022.
Under the terms of the Loan Agreement, as amended, the loan facility is a revolving line of credit up to $6.5 million, from which the Company may request advances dependent upon a borrowing base that comprises accounts receivable and direct-to-consumer subscription deposits. The proceeds of any loans made under this loan facility will be used for working capital and general corporate purposes. As of the date of this Current Report on Form 8-K, the Company has not requested a draw on the revolving line of credit, though may do so in future.
Borrowings under the Loan Agreement, as amended, are secured by a first-priority security interest in the assets of the Company. Advances bear interest at a rate equal to one-half of one percent point (0.50%) above the prime rate (as defined), with monthly payments of interest only and principal due at the end of the remaining term. The Loan Agreement, as amended, contains customary covenants for credit facilities of this nature, including financial covenants and minimum EBITDA levels.
The foregoing summary of the terms of the Amendment is a general description only. It does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment to Loan and Security Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Pursuant to the rules and regulations of the SEC, the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description
10.1	Fifth Amendment to Loan and Security Agreement by and among Western Alliance Bank, RealNetworks Digital Music of California, Inc., and RealNetworks, Inc. dated February 9, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: February 16, 2021